 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

CCFNB BANCORP, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA	17815
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code (570) 784-4400

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) CCFNB Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 7, 2013. Each matter voted upon at the meeting and the results of the voting on each such matter are presented in (b) below.

(b) Proposal 1 – Election of five Directors to Class 3 for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes

Lance O. Diehl	1,230,820	41,571	337,303
Glenn E. Halterman	1,243,079	29,312	337,303
Joanne I. Keenan	1,182,880	89,512	337,303
W. Bruce McMichael, Jr.	1,243,985	28,406	337,303
Charles B. Pursel	1,180,074	92,317	`337,303

Messrs. Diehl, Halterman, McMichael, and Pursel and Ms. Keenan were elected.

Proposal 2 – Non-binding advisory vote to approve the compensation paid to our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,138,827	91,007	42,556	337,304

The compensation paid to our named executive officers was approved.

Proposal 3 – Non-binding advisory vote on the frequency of the advisory vote on the compensation paid to our named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
171,614	110,467	919,637	70,671	337,306

The every three year advisory vote frequency on the compensation paid to executive officers was approved.

Proposal 4 – Ratification of the selection of J.H. Williams & Co., LLP, as the independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,559,458	16,223	32,126	1,888

The selection of J.H. Williams & Co., LLP was ratified.

(c) Not applicable.

(d) The Company’s Board of Directors has not yet considered the results of the stockholder advisory vote on the frequency of future advisory votes on executive compensation (Say-on-Pay votes) or determined how often to hold future Say-on-Pay votes. The Company will disclose such determination when it is made through an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.

/S/ Jeffrey T. Arnold, CPA, CIA
Jeffrey T. Arnold, CPA, CIA Chief Financial Officer

Dated: May 7, 2013